CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	July 30, 2012
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2012 RESULTS

Quarterly Highlights

▪	Record net income of $14.0 million or $0.77 per diluted common share
▪	Net interest margin of 4.05%
▪	Gains on sale of loans increased $4.2 million or 49% over the first quarter 2012
▪	Growth in loans held to maturity of $97.2 million since March 31, 2012
▪	Deposit growth of $59.1 million since March 31, 2012
▪	Nonperforming assets not covered under loss share agreements decreased $6.3 million since March 31, 2012

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income (in millions)	$14.0	$10.2	$26.8	$14.4
Net income available to common stockholders (in millions)	12.9	8.9	24.8	11.8
Diluted earnings per common share	0.77	0.54	1.48	0.71

Return on average assets	1.20%	0.89%	1.16%	0.59%
Return on average common equity	18.28	13.69	17.78	9.28
Net interest margin	4.05	4.23	4.14	4.21

“Heartland set another earnings record in the second quarter, reporting net income of $14.0 million, a 37 percent increase over last year's second quarter. Year-to-date net income of $26.8 million is nearly double our earnings in the first half of 2011.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, July 30, 2012-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $14.0 million for the quarter ended June 30, 2012, which was an increase of $3.8 million or 37 percent from the $10.2 million recorded for the second quarter of 2011. Net income available to common stockholders was $12.9 million, or $0.77 per diluted common share, for the quarter ended June 30, 2012, compared to $8.9 million, or $0.54 per diluted common share, for the second quarter of 2011. Return on average common equity was 18.28 percent and return on average assets was 1.20 percent for the second quarter of 2012, compared to 13.69 percent and 0.89 percent, respectively, for the same quarter in 2011.

Earnings for the second quarter of 2012, in comparison to the second quarter of 2011, were most significantly affected by the continued expansion of mortgage operations in both new and existing markets. Solid loan growth also contributed to the maintenance of a net interest margin above 4.00 percent for the 12th consecutive quarter.

Net income recorded for the first six months of 2012 was $26.8 million, compared to $14.4 million recorded during the first six months of 2011. Net income available to common stockholders was $24.8 million, or $1.48 per diluted common share, for the six months ended June 30, 2012, compared to $11.8 million, or $0.71 per diluted common share, earned during the first six months of 2011. Return on average common equity was 17.78 percent and return on average assets was 1.16 percent for the first six months of 2012, compared to 9.28 percent and 0.59 percent, respectively, for the same period in 2011.

Earnings for the first six months of 2012 compared to the first six months of 2011 were positively affected by reduced provision for loan and lease losses, combined with increases in net interest income, gains on sale of loans and securities gains. The effect of these improvements was partially offset by increases in salaries and employee benefits, professional fees and other noninterest expenses.

Commenting on Heartland's second quarter results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “Heartland set another earnings record in the second quarter, reporting net income of $14.0 million, a 37 percent increase over last year's second quarter. Year-to-date net income of $26.8 million is nearly double our earnings in the first half of 2011.”

Net Interest Margin Remains Above 4.00 Percent

Net interest margin, expressed as a percentage of average earning assets, was 4.05 percent during the second quarter of 2012 compared to 4.23 percent for the second quarter of 2011. For the six-month periods ended June 30, net interest margin was 4.14 percent during 2012 and 4.21 percent during 2011. Positively affecting net interest margin was improvement in the level of nonperforming loans not covered under loss share agreements, which had balances of $44.8 million or 1.71 percent of total loans and leases at June 30, 2012, and $68.1 million or 2.90 percent of total loans and leases at June 30, 2011.

Fuller said, “Heartland's earnings continue to be enhanced by a net interest margin exceeding four percent. The consistency of this key metric over the past three years can be attributed to our pricing discipline.”

On a tax-equivalent basis, interest income in the second quarter of 2012 was $48.8 million compared to $49.9 million in the second quarter of 2011, a decrease of $1.1 million or 2 percent. For the first six months of 2012, interest income on a tax-equivalent basis was $98.7 million compared to $99.2 million during the same period in 2011, a decrease of $511,000 or 1 percent. Even though average earning assets increased $270.3 million or 8 percent during the second quarter of 2012 compared to the second quarter of 2011 and $235.5 million or 7 percent during the first six months of 2012 compared to the same period in 2011, this growth did not cover the decline in interest income due to a decrease in the rates earned on these assets. The average interest rate earned on these assets was 5.07 percent during the second quarter of 2012 compared to 5.57 percent during the second quarter of 2011. For the first six months of the year, the average interest rate earned on these assets was 5.19 percent during 2012 compared to 5.57 percent during 2011. The most significant contributor to these declines was the interest rate earned on the securities portfolio, which decreased 90 basis points during the quarter ended June 30, 2012, compared to the same quarter in 2011 and 63 basis points during the six months ended June 30, 2012, compared to the same six months in 2011.

Interest expense for the second quarter of 2012 was $9.9 million, a decrease of $2.1 million or 18 percent from $12.0 million in the second quarter of 2011. On a six-month comparative basis, interest expense decreased $4.3 million or 18 percent. Even though average interest bearing liabilities increased $135.1 million or 4 percent for the quarter ended June 30, 2012, as compared to the same quarter in 2011, and $102.9 million or 3 percent for the six month period ended on June 30, 2012, as compared to the same six month period in 2011, the average interest rate paid on Heartland's deposits and borrowings declined 34 basis points during the quarterly period under comparison and 33 basis points during the six-month period under comparison. Contributing to this improvement in interest expense was a change in the mix of deposits as average savings balances, the lowest cost interest-bearing deposits, as a percentage of total average interest bearing deposits was 69 percent during both the second quarter and first six month periods of 2012 compared to 64 percent for both the second quarter and first six month periods of 2011. Additionally, the average interest rate paid on savings deposits was 0.40 percent during both the second quarter and first six months of 2012 compared to 0.62 percent during the second quarter and 0.64 percent during the first six months of 2011.

Net interest income on a tax-equivalent basis totaled $39.0 million during the second quarter of 2012, an increase of $980,000 or 3 percent from the $38.0 million recorded during the second quarter of 2011. For the first six months of 2012, net interest income on a tax-equivalent basis was $78.8 million, an increase of $3.8 million or 5 percent from the $75.0 million recorded during the first six months of 2011.

Higher Noninterest Income; Noninterest Expense Increases

Noninterest income was $28.3 million during the second quarter of 2012 compared to $14.7 million during the second quarter of 2011, an increase of $13.6 million or 93 percent. For the six-month period ended June 30, noninterest income was $51.7 million in 2012 compared to $27.3 million in 2011, an increase of $24.4 million or 89 percent. The categories contributing most significantly to the improvement in noninterest income during both periods were loan servicing income and gains on sale of loans. Gains on sale of loans totaled $12.7 million during the second quarter of 2012 compared to $1.3 million during the second quarter of 2011. For the six-month period ended June 30, gains on sale of loans totaled $21.2 million during 2012 compared to $2.7 million during 2011. The volume of loans sold totaled $360.7 million during the second quarter of 2012, more than five times the $65.8 million sold during the second quarter of 2011. For the six months ended June 30, the volume of loans sold totaled $604.6 million during 2012 compared to $146.8 million during 2011. Pricing received on the sale of fixed rate residential mortgage loans into the secondary market improved through a bulk delivery method that was implemented during the second quarter of 2011, instead of an individual delivery method that had been used previously. At the same time, secondary market pricing began to be matched with origination pricing through the use of a software tool that assists in hedging the locked rate pipeline position. Other major contributors to the increase in noninterest income for the six-month comparative period were securities gains and other noninterest income. Securities gains totaled $8.9 million during the first six months of 2012 compared to $6.8 million during the first six months of 2011, as volatility in the bond market continued to provide opportunities to swap securities from one sector of the portfolio to another without significantly changing the duration of the portfolio. Offsetting, in part, the securities gains was an impairment loss on securities totaling $981,000 recorded during the first quarter of 2012. Other noninterest income totaled $2.7 million during the first six months of 2012 compared to $45,000 during the first six months of 2011. Included in other noninterest income during the first quarter of 2012 was $2.0 million in equity earnings which resulted from the sale of two low-income housing projects within partnerships in which Dubuque Bank and Trust Company was a member.

Loan servicing income increased $1.8 million or 135 percent for the second quarter of 2012 as compared to the second quarter of 2011 and $2.0 million or 69 percent for the first half of 2012 compared to the first half of 2011. Two components of loan servicing income, mortgage servicing rights and amortization of mortgage servicing rights, are dependent upon the level of loans Heartland originates and sells into the secondary market, which in turn is highly influenced by market interest rates for home mortgage loans. Mortgage servicing rights income was $2.6 million during the second quarter of 2012 compared to $616,000 during the second quarter of 2011 and amortization of mortgage servicing rights was $1.1 million during the second quarter of 2012 compared to $808,000 during the second quarter of 2011. Loan servicing income also includes the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $1.0 million during the second quarter of 2012 compared to $892,000 during the second quarter of 2011. The portfolio of mortgage loans serviced for others by Heartland totaled $1.78 billion at June 30, 2012, compared to $1.45 billion at June 30, 2011.

The following table summarizes Heartland's residential mortgage loan activity during the most recent five quarters:

	As Of and For the Quarter Ended
(Dollars in thousands)	06/30/2012	03/31/2012	12/31/2011	09/30/2011	06/30/2011
Mortgage Servicing Fees	$1,037	$967	$932	$908	$892
Mortgage Servicing Rights Income	2,614	1,986	1,380	743	616
Mortgage Servicing Rights Amortization	(1,112)	(1,718)	(862)	(1,103)	(808)
Total Residential Mortgage Loan Servicing Income	$2,539	$1,235	$1,450	$548	$700
Valuation Adjustment on Mortgage Servicing Rights	$(194)	$13	$(19)	$—	$—
Gains On Sale of Loans	$12,689	$8,502	$5,473	$3,183	$1,308
Residential Mortgage Loans Originated	$374,743	$293,724	$253,468	$143,317	$111,575
Residential Mortgage Loans Sold	$360,743	$243,836	$208,494	$97,591	$65,812
Residential Mortgage Loan Servicing Portfolio	$1,776,912	$1,626,129	$1,541,417	$1,467,127	$1,446,527

For the second quarter of 2012, noninterest expense totaled $41.5 million, an increase of $9.1 million or 28 percent from the same quarter of 2011. For the six-month period ended June 30, noninterest expense totaled $81.6 million in 2012 compared to $65.2 million in 2011, a $16.4 million or 25 percent increase. Contributing to these increases in noninterest expense were a $7.9 million or 45 percent increase in salaries and employee benefits for the quarter and a $13.7 million or 38 percent increase for the six-month period, a large portion of which resulted from the expansion of residential loan origination and the addition of personnel in the Heartland Mortgage and National Residential Mortgage unit. Full-time equivalent employees totaled 1,321 on June 30, 2012, compared to 1,078 on June 30, 2011. Also contributing to the increases in noninterest expense were additional professional fees, primarily associated with the workout and disposition of nonperforming assets and the services provided to Heartland by third-party consultants.

Fuller commented, “The timely expansion of our Heartland Mortgage and National Residential Mortgage unit is producing growth in noninterest income. In the first six months of this year, we have originated $668 million in mortgages and expect this number to grow as we methodically add new loan production teams.”

Heartland's effective tax rate was 33.19 percent for the first six months of 2012 compared to 29.65 percent for the first six months of 2011. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $399,000 during the first six months of both 2012 and 2011. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 15.86 percent during the first six months of 2012 compared to 24.26 percent during the first six months of 2011. The tax-equivalent adjustment for this tax-exempt interest income was $3.4 million during the first six months of 2012 compared to $2.7 million during the first six months of 2011.

Loan Growth Accelerates; Deposit Growth Continues

Total assets were $4.43 billion at June 30, 2012, an increase of $122.6 million since December 31, 2011, with $114.8 million of this growth occurring in the second quarter. Securities represented 30 percent of total assets at June 30, 2012, compared to 31 percent at year-end 2011.

Total loans and leases held to maturity were $2.63 billion at June 30, 2012, compared to $2.48 billion at year-end 2011, an increase of $148.3 million or 12 percent annualized, with $97.2 million or 66 percent of this growth occurring during the second quarter. Commercial and commercial real estate loans, which totaled $1.90 billion at June 30, 2012, increased $94.5 million or 10 percent annualized since year-end 2011, with $61.4 million or 65 percent of this growth occurring in the second quarter. Residential mortgage loans, which totaled $220.1 million at June 30, 2012, increased $25.6 million or 26 percent annualized since year-end 2011, with $17.2 million of this growth occurring in the second quarter. Agricultural and agricultural real estate loans, which totaled $279.3 million at June 30, 2012, increased $16.3 million or 12 percent annualized since year-end 2011, with $8.6 million of this growth occurring in the second quarter. Consumer loans, which totaled $230.6 million at June 30, 2012, increased $10.5 million or 10 percent annualized since year-end 2011, with $8.2 million of the growth occurring during the second quarter.

Fuller stated, “An important contributor to Heartland's exceptional performance is solid loan growth of nearly $100 million in the second quarter. Our emphasis on outbound calling, combined with improving economies in our Midwest markets, is generating opportunities with new and existing borrowers.”

Total deposits were $3.33 billion at June 30, 2012, compared to $3.21 billion at year-end 2011, an increase of $124.8 million or 8 percent annualized, with $59.1 million or 47 percent of the growth occurring during the second quarter. The composition of Heartland's deposits continues to improve as no cost demand deposits as a percentage of total deposits was 24 percent at June 30, 2012, compared to 23 percent at year-end 2011. Demand deposits increased $62.2 million or 17 percent annualized since year-end 2011, with $28.1 million or 45 percent of this growth occurring during the second quarter. Savings deposits increased $56.0 million or 7 percent annualized since December 31, 2011, with $2.8 million or 5 percent of this growth occurring during the second quarter. Certificates of deposit, exclusive of brokered deposits, decreased $3.8 million or 1 percent annualized since year-end 2011, although, during the second quarter of 2012, certificates of deposit increased $18.2 million, due primarily to additional deposits from a few public entities in the Dubuque, Iowa market. As a percentage of total deposits, certificates of deposit remained below 25 percent at June 30, 2012.

“We continue to see growth in no-cost demand and low-cost savings and money market deposits. The favorable shift in deposit mix continues with these non-time categories now representing 76 percent of total deposits,” Fuller added.

Provision for Loan Losses Continues at Lower Levels; Nonperforming Assets Decline

The allowance for loan and lease losses at June 30, 2012, was 1.58 percent of loans and leases and 92.40 percent of nonperforming loans compared to 1.48 percent of loans and leases and 64.09 percent of nonperforming loans at December 31, 2011, and 1.73 percent of loans and leases and 59.61 percent of nonperforming loans at June 30, 2011. The provision for loan losses was $3.0 million for the second quarter of 2012 compared to $3.8 million for the second quarter of 2011, an $845,000 or 22 percent decrease, primarily as a result of reduced charge-offs and reductions in the level of nonperforming and substandard loans. For the first six months of 2012, provision for loan losses was $5.4 million compared to $13.9 million for the first six months of 2011, an $8.5 million or 61 percent reduction.

Nonperforming loans, exclusive of those covered under loss sharing agreements, were $44.8 million or 1.71 percent of total loans and leases at June 30, 2012, compared to $57.4 million or 2.31 percent of total loans and leases at December 31, 2011, and $68.1 million or 2.90 percent of total loans and leases at June 30, 2011. Approximately 42 percent, or $18.7 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 9 borrowers, are primarily concentrated in Heartland's banks serving the Western states, with $6.8 million originated by Arizona Bank & Trust, $3.4 million originated by Rocky Mountain Bank, $4.2 million originated by Wisconsin Bank & Trust (formerly known as Wisconsin Community Bank), $2.5 million originated by New Mexico Bank & Trust and $1.8 million originated by Galena State Bank and Trust Company. The portion of Heartland's nonperforming loans covered by government guarantees was $2.0 million at June 30, 2012. As identified using the North American Industry Classification System (NAICS), $8.4 million of nonperforming loans with individual balances exceeding $1.0 million were for lot and land development and the remaining $10.3 million was distributed among seven other industry categories.

Delinquencies in each of the loan portfolios continue to be well-managed and no significant adverse trends were identified during the second quarter of 2012. Loans delinquent 30 to 89 days were 0.46 percent of total loans at June 30, 2012, compared to 0.55 percent at March 31, 2012, 0.23 percent at December 31, 2011, 0.54 percent at September 30, 2011, and 0.60 percent at June 30, 2011.

Other real estate owned was $37.9 million at June 30, 2012, compared to $38.9 million at March 31, 2012, and $44.4 million at December 31, 2011. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During 2012, $5.9 million of other real estate owned was sold during the second quarter and $18.3 million during the first six months.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the second quarter of 2012 and the first six months of 2012:

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
March 31, 2012	$53,129	$38,934	$710	$92,773
Loan foreclosures	(5,853)	5,840	13	—
Net loan charge offs	(923)	—	—	(923)
New nonperforming loans	5,600	—	—	5,600
Reduction of nonperforming loans(1)	(4,246)	—	—	(4,246)
OREO/Repossessed sales proceeds	—	(6,175)	(279)	(6,454)
OREO/Repossessed assets writedowns, net	—	(658)	(104)	(762)
Net activity at Citizens Finance Co.	—	—	125	125
June 30, 2012	$47,707	$37,941	$465	$86,113

(1) Includes principal reductions and transfers to performing status.

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2011	$60,780	$44,387	$648	$105,815
Loan foreclosures	(14,639)	14,562	77	—
Net loan charge offs	(723)	—	—	(723)
New nonperforming loans	8,955	—	—	8,955
Reduction of nonperforming loans(1)	(6,666)	—	—	(6,666)
OREO/Repossessed sales proceeds	—	(18,241)	(344)	(18,585)
OREO/Repossessed assets writedowns, net	—	(2,767)	(112)	(2,879)
Net activity at Citizens Finance Co.	—	—	196	196
June 30, 2012	$47,707	$37,941	$465	$86,113

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the second quarter of 2012 were $923,000 compared to $6.5 million during the second quarter of 2011.

Fuller added, “Steady improvement in credit quality is a significant driver of Heartland's record-setting performance. Over the last twelve months we've reduced nonperforming assets by nearly $26 million, a 23 percent reduction.”

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. ET today. To participate, dial 480-629-9835 or 877-941-0844 at least five minutes before start time. To listen, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until July 29, 2013, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.4 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 64 banking locations in 43 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Interest Income
Interest and fees on loans and leases	$39,382	$37,480	$77,781	$74,446
Interest on securities:
Taxable	5,026	9,305	12,598	18,526
Nontaxable	2,619	1,796	4,890	3,550
Interest on federal funds sold	1	—	1	1
Interest on deposits in other financial institutions	2	1	2	1
Total Interest Income	47,030	48,582	95,272	96,524
Interest Expense
Interest on deposits	5,604	7,675	11,379	15,701
Interest on short-term borrowings	224	225	437	484
Interest on other borrowings	4,025	4,081	8,086	8,017
Total Interest Expense	9,853	11,981	19,902	24,202
Net Interest Income	37,177	36,601	75,370	72,322
Provision for loan and lease losses	3,000	3,845	5,354	13,854
Net Interest Income After Provision for Loan and Lease Losses	34,177	32,756	70,016	58,468
Noninterest Income
Service charges and fees	3,712	3,599	7,296	6,960
Loan servicing income	3,056	1,298	4,816	2,847
Trust fees	2,660	2,656	5,273	5,135
Brokerage and insurance commissions	939	856	1,849	1,704
Securities gains, net	4,951	4,756	8,894	6,845
Gain on trading account securities	49	81	46	297
Impairment loss on securities	—	—	(981)	—
Gains on sale of loans	12,689	1,308	21,191	2,710
Valuation adjustment on mortgage servicing rights	(194)	—	(181)	—
Income on bank owned life insurance	267	331	749	734
Other noninterest income	149	(216)	2,714	45
Total Noninterest Income	28,278	14,669	51,666	27,277
Noninterest Expense
Salaries and employee benefits	25,384	17,480	49,380	35,666
Occupancy	2,534	2,213	5,016	4,599
Furniture and equipment	1,517	1,360	2,963	2,769
Professional fees	3,961	3,053	6,721	6,072
FDIC insurance assessments	807	786	1,671	2,131
Advertising	1,304	1,113	2,375	1,963
Intangible assets amortization	122	144	253	290
Net loss on repossessed assets	1,307	2,511	4,211	4,143
Other noninterest expenses	4,523	3,683	9,009	7,597
Total Noninterest Expense	41,459	32,343	81,599	65,230
Income Before Income Taxes	20,996	15,082	40,083	20,515
Income taxes	7,032	4,870	13,304	6,082
Net Income	13,964	10,212	26,779	14,433
Net (income) loss attributable to noncontrolling interest, net of tax	(7)	9	19	25
Net Income Attributable to Heartland	13,957	10,221	26,798	14,458
Preferred dividends and discount	(1,021)	(1,336)	(2,042)	(2,672)
Net Income Available to Common Stockholders	$12,936	$8,885	$24,756	$11,786
Earnings per common share-diluted	$0.77	$0.54	$1.48	$0.71
Weighted average shares outstanding-diluted	16,717,846	16,568,701	16,722,005	16,561,212

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Interest Income
Interest and fees on loans and leases	$39,382	$38,399	$37,764	$37,393	$37,480
Interest on securities:
Taxable	5,026	7,572	7,518	8,051	9,305
Nontaxable	2,619	2,271	2,340	2,145	1,796
Interest on federal funds sold	1	—	—	2	1
Interest on deposits in other financial institutions	2	—	—	—	—
Total Interest Income	47,030	48,242	47,622	47,591	48,582
Interest Expense
Interest on deposits	5,604	5,775	6,495	7,028	7,675
Interest on short-term borrowings	224	213	204	205	225
Interest on other borrowings	4,025	4,061	4,086	4,123	4,081
Total Interest Expense	9,853	10,049	10,785	11,356	11,981
Net Interest Income	37,177	38,193	36,837	36,235	36,601
Provision for loan and lease losses	3,000	2,354	7,784	7,727	3,845
Net Interest Income After Provision for Loan and Lease Losses	34,177	35,839	29,053	28,508	32,756
Noninterest Income
Service charges and fees	3,712	3,584	3,686	3,657	3,599
Loan servicing income	3,056	1,760	2,004	1,081	1,298
Trust fees	2,660	2,613	2,337	2,384	2,656
Brokerage and insurance commissions	939	910	889	918	856
Securities gains, net	4,951	3,943	4,174	2,085	4,756
Gain (loss) on trading account securities	49	(3)	(125)	(83)	81
Impairment loss on securities	—	(981)	—	—	—
Gains on sale of loans	12,689	8,502	5,473	3,183	1,308
Valuation adjustment on mortgage servicing rights	(194)	13	(19)	—	—
Income on bank owned life insurance	267	482	407	208	331
Other noninterest income	149	2,565	212	(171)	(216)
Total Noninterest Income	28,278	23,388	19,038	13,262	14,669
Noninterest Expense
Salaries and employee benefits	25,384	23,996	22,135	17,736	17,480
Occupancy	2,534	2,482	2,368	2,396	2,213
Furniture and equipment	1,517	1,446	1,475	1,392	1,360
Professional fees	3,961	2,760	3,385	3,110	3,053
FDIC insurance assessments	807	864	848	798	786
Advertising	1,304	1,071	1,138	1,191	1,113
Intangible assets amortization	122	131	141	141	144
Net loss on repossessed assets	1,307	2,904	4,255	1,409	2,511
Other noninterest expenses	4,523	4,486	4,458	3,690	3,683
Total Noninterest Expense	41,459	40,140	40,203	31,863	32,343
Income Before Income Taxes	20,996	19,087	7,888	9,907	15,082
Income taxes	7,032	6,272	1,671	2,549	4,870
Net Income	13,964	12,815	6,217	7,358	10,212
Net (income) loss attributable to noncontrolling interest, net of tax	(7)	26	31	(20)	9
Net Income Attributable to Heartland	13,957	12,841	6,248	7,338	10,221
Preferred dividends and discount	(1,021)	(1,021)	(1,021)	(3,947)	(1,336)
Net Income Available to Common Stockholders	$12,936	$11,820	$5,227	$3,391	$8,885
Earnings per common share-diluted	$0.77	$0.71	$0.31	$0.20	$0.54
Weighted average shares outstanding-diluted	16,717,846	16,729,925	16,599,741	16,585,021	16,568,701

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Assets
Cash and cash equivalents	$82,831	$150,122	$129,834	$81,605	$148,388
Securities	1,331,088	1,221,909	1,326,592	1,323,464	1,193,480
Loans held for sale	73,284	103,460	53,528	36,529	15,770
Loans and leases:
Held to maturity	2,629,597	2,532,419	2,481,284	2,374,186	2,351,785
Loans covered by loss share agreements	9,567	11,360	13,347	14,766	16,190
Allowance for loan and lease losses	(41,439)	(39,362)	(36,808)	(44,195)	(40,602)
Loans and leases, net	2,597,725	2,504,417	2,457,823	2,344,757	2,327,373
Premises, furniture and equipment, net	114,823	111,946	110,206	110,127	118,828
Goodwill	25,909	25,909	25,909	25,909	25,909
Other intangible assets, net	14,295	13,109	12,960	12,601	13,103
Cash surrender value on life insurance	72,448	72,159	67,084	66,654	66,425
Other real estate, net	37,941	38,934	44,387	39,188	39,075
FDIC indemnification asset	1,148	1,270	1,343	992	1,035
Other assets	76,192	69,616	75,392	70,853	61,231
Total Assets	$4,427,684	$4,312,851	$4,305,058	$4,112,679	$4,010,617
Liabilities and Equity
Liabilities
Deposits:
Demand	$799,548	$771,421	$737,323	$692,893	$649,523
Savings	1,734,155	1,731,399	1,678,154	1,654,417	1,557,053
Brokered time deposits	51,575	41,475	41,225	44,225	39,225
Other time deposits	749,629	731,464	753,411	782,079	834,884
Total deposits	3,334,907	3,275,759	3,210,113	3,173,614	3,080,685
Short-term borrowings	249,485	229,533	270,081	173,199	168,021
Other borrowings	377,543	377,362	372,820	375,976	379,718
Accrued expenses and other liabilities	90,755	64,154	99,151	36,667	36,643
Total Liabilities	4,052,690	3,946,808	3,952,165	3,759,456	3,665,067
Equity
Preferred equity	81,698	81,698	81,698	81,698	79,113
Common equity	290,640	281,696	268,520	268,819	263,769
Total Heartland Stockholders' Equity	372,338	363,394	350,218	350,517	342,882
Noncontrolling interest	2,656	2,649	2,675	2,706	2,668
Total Equity	374,994	366,043	352,893	353,223	345,550
Total Liabilities and Equity	$4,427,684	$4,312,851	$4,305,058	$4,112,679	$4,010,617
Common Share Data
Book value per common share	$17.65	$17.09	$16.29	$16.33	$16.04
ASC 320 effect on book value per common share	$0.98	$1.09	$0.97	$1.22	$0.86
Common shares outstanding, net of treasury stock	16,467,889	16,486,539	16,484,790	16,459,338	16,442,437
Tangible Capital Ratio(1)	5.98%	5.93%	5.63%	5.90%	5.92%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Average Balances
Assets	$4,350,916	$4,014,290	$4,289,341	$4,012,077
Loans and leases, net of unearned	2,675,694	2,388,088	2,626,562	2,393,872
Deposits	3,291,293	3,059,360	3,246,183	3,064,057
Earning assets	3,870,359	3,600,095	3,827,534	3,591,989
Interest bearing liabilities	3,140,063	3,004,928	3,110,702	3,007,779
Common stockholders' equity	284,610	260,334	279,943	256,084
Total stockholders' equity	368,960	341,797	364,302	337,407
Tangible common stockholders' equity	257,212	232,381	252,477	228,059

Earnings Performance Ratios
Annualized return on average assets	1.20%	0.89%	1.16%	0.59%
Annualized return on average common equity	18.28%	13.69%	17.78%	9.28%
Annualized return on average common tangible equity	20.23%	15.34%	19.72%	10.42%
Annualized net interest margin(1)	4.05%	4.23%	4.14%	4.21%
Efficiency ratio(2)	66.56%	67.53%	67.12%	68.35%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Average Balances
Assets	$4,350,916	$4,225,815	$4,197,916	$4,063,330	$4,014,290
Loans and leases, net of unearned	2,675,694	2,577,429	2,487,778	2,399,047	2,388,088
Deposits	3,291,293	3,201,073	3,215,793	3,110,978	3,059,360
Earning assets	3,870,359	3,784,709	3,749,612	3,624,559	3,600,095
Interest bearing liabilities	3,140,063	3,081,340	3,066,704	3,002,868	3,004,928
Common stockholders' equity	284,610	275,275	267,025	270,696	260,334
Total stockholders' equity	368,960	359,644	351,538	353,003	341,797
Tangible common stockholders' equity	257,212	247,744	239,384	242,886	232,381

Earnings Performance Ratios
Annualized return on average assets	1.20%	1.12%	0.49%	0.33%	0.89%
Annualized return on average common equity	18.28%	17.27%	7.77%	4.97%	13.69%
Annualized return on average common tangible equity	20.23%	19.19%	8.66%	5.54%	15.34%
Annualized net interest margin (1)	4.05%	4.23%	4.08%	4.14%	4.23%
Efficiency ratio (2)	66.56%	67.71%	75.29%	65.07%	67.53%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,903,996	$1,842,566	$1,809,450	$1,725,586	$1,709,955
Residential mortgage	220,084	202,883	194,436	179,628	173,808
Agricultural and agricultural real estate	279,285	270,687	262,975	256,857	255,257
Consumer	230,594	222,387	220,099	217,007	217,263
Direct financing leases, net	290	323	450	604	667
Unearned discount and deferred loan fees	(4,652)	(6,427)	(6,126)	(5,496)	(5,165)
Total loans and leases held to maturity	$2,629,597	$2,532,419	$2,481,284	$2,374,186	$2,351,785
Loans covered under loss share agreements:
Commercial and commercial real estate	$4,497	$5,730	$6,380	$6,788	$7,315
Residential mortgage	3,309	3,734	4,158	4,410	4,747
Agricultural and agricultural real estate	858	934	1,659	2,139	2,298
Consumer	903	962	1,150	1,429	1,830
Total loans and leases covered under loss share agreements	$9,567	$11,360	$13,347	$14,766	$16,190
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$44,845	$49,940	$57,435	$72,629	$68,110
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	—
Other real estate owned	37,709	38,693	43,506	38,640	38,642
Other repossessed assets	465	710	648	398	188
Total nonperforming assets not covered under loss share agreements	$83,019	$89,343	$101,589	$111,667	$106,940
Performing troubled debt restructured loans	24,715	21,379	25,704	24,853	31,246
Covered under loss share agreements:
Nonaccrual loans	$2,862	$3,189	$3,345	$3,886	$4,480
Other real estate owned	232	241	881	548	433
Total nonperforming assets covered under loss share agreements	$3,094	$3,430	$4,226	$4,434	$4,913
Allowance for Loan and Lease Losses
Balance, beginning of period	$39,362	$36,808	$44,195	$40,602	$43,271
Provision for loan and lease losses	3,000	2,354	7,784	7,727	3,845
Charge-offs on loans not covered by loss share agreements	(2,219)	(1,608)	(15,616)	(5,985)	(8,076)
Charge-offs on loans covered by loss share agreements	(35)	—	(5)	(168)	(107)
Recoveries	1,331	1,808	450	2,019	1,669
Balance, end of period	$41,439	$39,362	$36,808	$44,195	$40,602
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	1.71%	1.97%	2.31%	3.06%	2.90%
Ratio of nonperforming assets to total assets	1.87%	2.07%	2.39%	2.72%	2.67%
Annualized ratio of net loan charge-offs to average loans and leases	0.14%	(0.03)%	2.42%	0.66%	1.08%
Allowance for loan and lease losses as a percent of loans and leases	1.58%	1.55%	1.48%	1.86%	1.73%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	92.40%	78.82%	64.09%	60.85%	59.61%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2012			June 30, 2011
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$954,684	$5,026	2.12%	$1,081,753	$9,305	3.45%
Nontaxable(1)	272,561	4,029	5.95	167,630	2,763	6.61
Total securities	1,227,245	9,055	2.97	1,249,383	12,068	3.87
Interest bearing deposits	6,587	1	0.06	4,402	—	—
Federal funds sold	1,433	2	0.56	1,104	1	0.36
Loans and leases:
Commercial and commercial real estate(1)	1,881,836	25,199	5.39	1,728,649	25,222	5.85
Residential mortgage	290,702	3,322	4.60	186,034	2,483	5.35
Agricultural and agricultural real estate(1)	276,557	3,929	5.71	256,962	4,059	6.34
Consumer	226,295	5,793	10.30	215,723	5,004	9.30
Direct financing leases, net	304	4	5.29	720	10	5.57
Fees on loans	—	1,510	—	—	1,116	—
Less: allowance for loan and lease losses	(40,599)	—	—	(42,882)	—	—
Net loans and leases	2,635,095	39,757	6.07	2,345,206	37,894	6.48
Total earning assets	3,870,360	48,815	5.07%	3,600,095	49,963	5.57%
Nonearning Assets	480,556			414,195
Total Assets	$4,350,916	$48,815		$4,014,290	$49,963
Interest Bearing Liabilities
Savings	$1,726,357	$1,718	0.40%	$1,553,450	$2,406	0.62%
Time, $100,000 and over	255,701	1,195	1.88	266,036	1,546	2.33
Other time deposits	520,140	2,691	2.08	606,384	3,723	2.46
Short-term borrowings	260,523	224	0.35	201,246	225	0.45
Other borrowings	377,342	4,025	4.29	377,812	4,081	4.33
Total interest bearing liabilities	3,140,063	9,853	1.26	3,004,928	11,981	1.60
Noninterest Bearing Liabilities
Noninterest bearing deposits	789,095			633,490
Accrued interest and other liabilities	52,798			34,075
Total noninterest bearing liabilities	841,893			667,565
Stockholders' Equity	368,960			341,797
Total Liabilities and Stockholders' Equity	$4,350,916			$4,014,290
Net interest income(1)		$38,962			$37,982
Net interest spread(1)			3.81%			3.97%
Net interest income to total earning assets(1)			4.05%			4.23%
Interest bearing liabilities to earning assets	81.13%			83.47%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2012			June 30, 2011
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$987,956	$12,598	2.56%	$1,071,347	$18,526	3.49%
Nontaxable(1)	245,922	7,523	6.15	164,536	5,462	6.69
Total securities	1,233,878	20,121	3.28	1,235,883	23,988	3.91
Interest bearing deposits	5,205	1	0.04	4,392	1	0.05
Federal funds sold	790	2	0.51	718	1	0.28
Loans and leases:
Commercial and commercial real estate(1)	1,854,595	50,189	5.44	1,737,703	50,179	5.82
Residential mortgage	277,649	6,438	4.66	185,667	4,893	5.31
Agricultural and agricultural real estate(1)	271,660	7,862	5.82	254,980	7,899	6.25
Consumer	222,316	11,170	10.10	214,695	9,854	9.26
Direct financing leases, net	342	9	5.29	827	23	5.61
Fees on loans	—	2,905	—	—	2,370	—
Less: allowance for loan and lease losses	(38,901)	—	—	(42,876)	—	—
Net loans and leases	2,587,661	78,573	6.11	2,350,996	75,218	6.45
Total earning assets	3,827,534	98,697	5.19%	3,591,989	99,208	5.57%
Nonearning Assets	461,807			420,088
Total Assets	$4,289,341	$98,697		$4,012,077	$99,208
Interest Bearing Liabilities
Savings	$1,703,004	$3,381	0.40%	$1,553,372	$4,953	0.64%
Time, $100,000 and over	251,548	2,423	1.94	268,242	3,156	2.37
Other time deposits	526,647	5,575	2.13	610,033	7,592	2.51
Short-term borrowings	253,807	437	0.35	205,639	484	0.47
Other borrowings	375,696	8,086	4.33	370,493	8,017	4.36
Total interest bearing liabilities	3,110,702	19,902	1.29	3,007,779	24,202	1.62
Noninterest Bearing Liabilities
Noninterest bearing deposits	764,984			632,410
Accrued interest and other liabilities	49,353			34,481
Total noninterest bearing liabilities	814,337			666,891
Stockholders' Equity	364,302			337,407
Total Liabilities and Stockholders' Equity	$4,289,341			$4,012,077
Net interest income(1)		$78,795			$75,006
Net interest spread(1)			3.90%			3.95%
Net interest income to total earning assets(1)			4.14%			4.21%
Interest bearing liabilities to earning assets	81.27%			83.74%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Total Assets
Dubuque Bank and Trust Company	$1,385,409	$1,407,827	$1,382,226	$1,275,116	$1,294,654
New Mexico Bank & Trust	998,172	929,804	993,182	921,973	891,609
Wisconsin Bank & Trust	497,372	491,741	524,958	486,319	453,427
Rocky Mountain Bank	443,493	432,902	440,805	425,132	419,697
Riverside Community Bank	360,654	343,232	325,388	316,945	322,601
Galena State Bank & Trust Co.	309,516	289,740	290,656	294,299	296,318
Arizona Bank & Trust	268,103	239,434	227,993	221,481	222,148
Summit Bank & Trust	102,875	98,247	100,994	99,528	95,130
Minnesota Bank & Trust	101,704	95,462	81,457	75,021	67,594
Total Deposits
Dubuque Bank and Trust Company	$959,273	$978,854	$938,000	$929,854	$892,526
New Mexico Bank & Trust	725,537	697,060	690,293	681,413	674,096
Wisconsin Bank & Trust	415,277	409,994	429,062	402,957	371,037
Rocky Mountain Bank	356,046	362,307	365,373	356,353	349,299
Riverside Community Bank	305,120	286,529	264,699	268,432	271,553
Galena State Bank & Trust Co.	257,800	245,780	243,639	255,006	257,413
Arizona Bank & Trust	211,318	183,321	177,457	179,369	179,885
Summit Bank & Trust	83,977	81,290	81,224	85,431	80,793
Minnesota Bank & Trust	77,119	78,338	66,875	57,058	50,091
Net Income (Loss)
Dubuque Bank and Trust Company	$8,463	$9,604	$4,846	$5,602	$6,132
New Mexico Bank & Trust	1,592	2,216	2,197	1,509	2,505
Wisconsin Bank & Trust	1,547	2,153	2,313	2,443	1,882
Rocky Mountain Bank	2,089	963	493	780	646
Riverside Community Bank	914	369	800	(339)	953
Galena State Bank & Trust Co.	1,149	437	1,139	941	1,113
Arizona Bank & Trust	981	(215)	(1,202)	(960)	546
Summit Bank & Trust	(100)	(123)	(154)	(160)	116
Minnesota Bank & Trust	35	(129)	(157)	102	(45)
Return on Average Assets
Dubuque Bank and Trust Company	2.39%	2.88%	1.44%	1.74%	1.92%
New Mexico Bank & Trust	0.66	0.96	0.93	0.65	1.11
Wisconsin Bank & Trust	1.39	1.69	1.83	2.05	1.63
Rocky Mountain Bank	1.94	0.89	0.45	0.73	0.61
Riverside Community Bank	1.05	0.45	0.98	(0.42)	1.24
Galena State Bank & Trust Co.	1.58	0.62	1.54	1.28	1.61
Arizona Bank & Trust	1.56	(0.37)	(2.13)	(1.72)	0.94
Summit Bank & Trust	(0.40)	(0.50)	(0.63)	(0.66)	0.49
Minnesota Bank & Trust	0.15	(0.58)	(0.77)	0.56	(0.25)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.67%	4.03%	4.00%	4.01%	3.62%
New Mexico Bank & Trust	3.69	4.02	3.85	4.10	4.33
Wisconsin Bank & Trust	3.99	4.41	4.30	4.33	4.60
Rocky Mountain Bank	4.68	4.33	4.06	4.03	3.85
Riverside Community Bank	3.38	3.63	3.64	3.58	3.90
Galena State Bank and Trust Co.	3.42	3.89	3.69	3.55	3.86
Arizona Bank & Trust	4.19	4.40	4.06	4.10	4.52
Summit Bank & Trust	3.89	4.07	3.41	3.84	3.33
Minnesota Bank & Trust	4.57	4.75	4.56	4.82	4.55

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$824,830	$796,789	$778,467	$731,356	$730,802
New Mexico Bank & Trust	500,296	506,424	508,874	507,416	506,810
Wisconsin Bank & Trust	353,152	340,841	333,112	318,906	314,432
Rocky Mountain Bank	280,137	264,964	256,704	250,728	247,718
Riverside Community Bank	158,186	153,174	155,320	155,995	157,901
Galena State Bank and Trust Co.	169,160	167,677	157,398	143,680	138,726
Arizona Bank & Trust	177,953	150,629	146,346	137,356	137,853
Summit Bank & Trust	67,932	63,658	62,422	53,402	52,570
Minnesota Bank & Trust	80,815	73,413	58,058	50,545	43,109
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,454	$9,584	$9,365	$10,087	$10,148
New Mexico Bank & Trust	8,705	7,110	6,633	10,271	8,405
Wisconsin Bank & Trust	3,695	3,629	3,458	3,288	3,637
Rocky Mountain Bank	4,325	4,204	3,865	3,953	4,074
Riverside Community Bank	3,114	3,206	2,834	4,770	2,702
Galena State Bank & Trust Co.	1,808	1,854	1,835	1,956	2,077
Arizona Bank & Trust	5,390	5,315	4,627	5,590	5,502
Summit Bank & Trust	1,370	1,132	1,012	1,108	1,091
Minnesota Bank & Trust	822	748	588	507	449
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$2,508	$3,107	$3,634	$4,298	$4,910
New Mexico Bank & Trust	10,856	13,368	15,161	15,404	16,053
Wisconsin Bank & Trust	7,463	7,482	8,074	11,871	10,359
Rocky Mountain Bank	6,005	7,787	8,662	14,180	16,971
Riverside Community Bank	5,222	5,458	6,729	5,870	5,962
Galena State Bank & Trust Co.	3,778	3,699	3,853	5,309	5,182
Arizona Bank & Trust	5,645	5,755	7,927	10,811	4,054
Summit Bank & Trust	2,691	2,709	2,848	4,159	3,905
Minnesota Bank & Trust	6	6	6	6	110
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.15%	1.20%	1.20%	1.38%	1.39%
New Mexico Bank & Trust	1.74	1.40	1.30	2.02	1.66
Wisconsin Bank & Trust	1.05	1.06	1.04	1.03	1.16
Rocky Mountain Bank	1.54	1.59	1.51	1.58	1.64
Riverside Community Bank	1.97	2.09	1.82	3.06	1.71
Galena State Bank & Trust Co.	1.07	1.11	1.17	1.36	1.50
Arizona Bank & Trust	3.03	3.53	3.16	4.07	3.99
Summit Bank & Trust	2.02	1.78	1.62	2.07	2.08
Minnesota Bank & Trust	1.02	1.02	1.01	1.00	1.04